SUBSCRIPTION AGREEMENT


      SUBSCRIPTION AGREEMENT (this "Agreement") made as of the last date set forth on the signature page hereof between National Investment Managers Inc., a Florida corporation (the "Company"), and the undersigned (the "Subscriber").

                              W I T N E S S E T H:

      WHEREAS, the Company is conducting a private offering (the "Offering") consisting of a minimum of 100,000 (the "Minimum Offering") up to a maximum of 500,000 (the "Maximum Offering") shares (the "Shares") of Series D Cumulative Convertible Preferred Stock ("Series D Preferred Stock"), pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 promulgated thereunder; and

      WHEREAS, the Subscriber desires to purchase that number of Shares set forth on the signature page hereof on the terms and conditions hereinafter set forth; and

      WHEREAS, for each share of Series D Preferred Stock purchased, each Subscriber will receive a warrant to purchase ten (10) shares of common stock (the "Common Stock") of the Company (the "Warrants", and collectively with the Series D Preferred Stock, the "Securities").

      NOW,   THEREFORE,   in  consideration  of  the  premises  and  the  mutual
representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.    SUBSCRIPTION FOR SHARES AND REPRESENTATIONS BY SUBSCRIBER

      1.1 Subject to the terms and conditions hereinafter set forth and in the Confidential Offering Memorandum dated September 14, 2006 (such memorandum, together with all amendments thereof and supplements and exhibits thereto, the "Memorandum"), the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company agrees to sell to the Subscriber, such number of Shares as is set forth on the signature page hereof, at a per share price equal to $10.00 per Share. The purchase price is payable by wire transfer of immediately available funds to:

             Account Name:             National Investment Managers Inc.
             Account #                 091084939165
             Swift Code                CHASUS33
             ABA #                     021000021
             Bank                      JP Morgan Chase
             Address:                  270 Park Avenue
                                       New York, NY 10017

      1.2 Offering Period; Maximum. The Securities will be offered for sale until December 4, 2006, (the "Termination Date"). The Offering is being conducted on a best-efforts basis.

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      1.3 Closings.  The Company may hold an initial closing ("Initial Closing")
at any time after the receipt of accepted subscriptions for the Minimum Offering prior to the Termination Date. After the Initial Closing, subsequent closings with respect to additional Securities may take place at any time prior to the Termination Date as determined by the Company, with respect to subscriptions accepted prior to the Termination Date (each such closing, together with the Initial Closing, being referred to as a "Closing").

      1.4 The Subscriber recognizes that the purchase of the Securities involves a high degree of risk including, but not limited to, the following: (a) the Company has limited operating history and requires substantial funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (c) the Subscriber may not be able to liquidate its investment; (d) transferability of the Securities is extremely limited; (e) in the event of a disposition, the Subscriber could sustain the loss of its entire investment; (f) the Company has not paid any dividends since its inception and does not anticipate paying any dividends; and (g) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Series D Preferred Stock. Without limiting the generality of the representations set forth in Section 1.5 below, the Subscriber represents that the Subscriber has carefully reviewed the section of the Memorandum captioned "Risk Factors."

      1.5 The Subscriber represents that the Subscriber is an "accredited investor" as such term is defined in Rule 501 of Regulation D ("Regulation D") promulgated under the Securities Act, as indicated by the Subscriber's responses to the questions contained in Article VII hereof, and that the Subscriber is able to bear the economic risk of an investment in the Securities.

      1.6 The Subscriber hereby acknowledges and represents that (a) the Subscriber has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange nor on the National Association of Securities Dealers, Inc. (the "NASD") automated quotation system ("NASDAQ"), or the Subscriber has employed the services of a "purchaser representative" (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Subscriber and to all other prospective investors in the Securities to evaluate the merits and risks of such an investment on the Subscriber's behalf; (b) the Subscriber recognizes the highly speculative nature of this investment; and (c) the Subscriber is able to bear the economic risk that the Subscriber hereby assumes.

      1.7 The Subscriber hereby acknowledges receipt and careful review of this Agreement, the Memorandum (which includes the Risk Factors), including the Warrant and the Series D Certificate of Designation (as defined below) and all other exhibits thereto, and any documents which may have been made available upon request as reflected therein (collectively referred to as the "Offering Materials") and hereby represents that the Subscriber has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Subscriber has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering.

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

      1.8 (a) In making the decision to invest in the Securities the Subscriber has relied solely upon the information provided by the Company in the Offering Materials. To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Securities hereunder. The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of Subscriber's consideration of an investment in the Securities other than the Offering Materials.

            (b) The Subscriber represents that (i) the Subscriber was contacted regarding the sale of the Securities by the Company (or an authorized agent or representative thereof) with whom the Subscriber had a prior substantial pre-existing relationship and (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

      1.9 The Subscriber hereby represents that the Subscriber, either by reason of the Subscriber's business or financial experience or the business or financial experience of the Subscriber's professional advisors (who are unaffiliated with and not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Subscriber's own interests in connection with the transaction contemplated hereby.

      1.10 The Subscriber hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the "SEC") nor any state regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act, pursuant to Regulation D. The Subscriber understands that the Securities have not been registered under the Securities Act or under any state securities or "blue sky" laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Securities unless they are registered under the Securities Act and under any applicable state securities or "blue sky" laws or unless an exemption from such registration is available.

      1.11 The Subscriber understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Subscriber's investment intention. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Securities for the Subscriber's own account for investment and not with a view toward the resale or distribution to others. The Subscriber, if an entity, further represents that it was not formed for the purpose of purchasing the Securities.

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

      1.12 The Subscriber understands that the Common Stock issuable upon conversion of the Series D Preferred Stock (the "Conversion Shares") and upon exercise of the Warrants (the "Warrant Shares" and collectively with the Conversion Shares, the "Common Shares") is quoted on the OTC Bulletin Board and that there is a limited market for the Common Stock. The Subscriber understands that even if a public market develops for the Common Shares, Rule 144 ("Rule 144") promulgated under the Securities Act requires for non-affiliates, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Securities or the Common Shares under the Securities Act or any state securities or "blue sky" laws other than as set forth in Article V.

      1.13 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities and the Common Shares that such securities have not been registered under the Securities Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Securities. The legend to be placed on each certificate shall be in form substantially similar to the following:

      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES OR "BLUE SKY LAWS," AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

      1.14 It is agreed that the Company, at its sole discretion, reserves the unrestricted right, without further documentation or agreement on the part of the Subscriber, to reject or limit any subscription, to accept subscriptions for fractional Shares and to close the Offering to the Subscriber at any time and that the Company will issue stop transfer instructions to its transfer agent with respect to such Securities.

      1.15 The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber's principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.

      1.16 The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Securities. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

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

      1.17 If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

      1.18 The Subscriber acknowledges that if he or she is a Registered Representative of an NASD member firm, he or she must give such firm the notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm in Section 7.4 below.

      1.19 The Subscriber acknowledges that at such time, if ever, as the Securities or the Common Shares are registered (as such term is defined in Article V hereof), sales of the Securities and the Common Shares will be subject to state securities laws.

      1.20 (a) The Subscriber agrees not to issue any public statement with respect to the Subscriber's investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company's prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

      (b) The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law; provided, that the Company may use the name of the Subscriber in any registration statement filed pursuant to Article V in which the Subscriber's Securities are included.

      1.21 The Subscriber agrees to hold the Company and its directors, officers, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (a) any sale or distribution of the Securities by the Subscriber in violation of the Securities Act or any applicable state securities or "blue sky" laws; or (b) any false representation or warranty or any breach or failure by the Subscriber to comply with any covenant made by the Subscriber in this Agreement (including the Confidential Investor Questionnaire contained in
Article VII herein) or any other document furnished by the Subscriber to any of the foregoing in connection with this Agreement.


II.   REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

      The Company hereby represents and warrants to the Subscriber that:

      2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to own and use its properties and its assets and conduct its business as currently conducted. Each of the Company's subsidiaries (the "Subsidiaries") is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the requisite corporate power and authority to own and use its properties and assets and to conduct its business as currently conducted. Neither the Company, nor any of its Subsidiaries is in violation of any of the provisions of their respective articles of incorporation, by-laws or other organizational or charter documents, including, but not limited to the Charter Documents (as defined below). Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a direct and/or indirect (i) material adverse effect on the legality, validity or enforceability of any of the Securities and/or this Agreement, (ii) material adverse effect on the results of operations, assets, business or financial condition of the Company or its Subsidiaries, or (iii) material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under this Agreement, the Warrants, the Certificate of Designation of the Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the "Series D Certificate of Designation") and the Memorandum.

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      2.2  Capitalization   and  Voting  Rights.  The  authorized,   issued  and
outstanding capital stock of the Company is as set forth in Schedule 2.2 hereto and all issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. Except as set forth in Schedule
2.2 hereto, (i) there are no outstanding securities of the Company or any of its Subsidiaries which contain any preemptive, redemption or similar provisions, nor is any holder of securities of the Company or any Subsidiary entitled to preemptive or similar rights arising out of any agreement or understanding with the Company or any Subsidiary by virtue of any of the Transaction Documents, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (ii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (iii) there are no outstanding options, warrants, agreements, convertible securities, preemptive rights or other rights to subscribe for or to purchase or acquire, any shares of capital stock of the Company or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue any shares of capital stock of the Company, or securities or rights convertible or exchangeable into shares of capital stock of the Company. Except as set forth in Schedule 2.2 and as otherwise required by law, there are no restrictions upon the voting or transfer of any of the shares of capital stock of the Company pursuant to the Company's Charter Documents, Bylaws or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

      2.3 Authorization; Enforceability. The Company has all corporate right, power and authority to enter into, execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by the Company in connection with the consummation of the transactions contemplated hereby, including, but not limited to the Warrants and the Series D Certificate of Designation (collectively, the "Transaction Documents") and to perform fully its obligations hereunder and thereunder. All corporate action on the part of the Company, its directors and stockholders necessary for the (a) authorization execution, delivery and performance of this Agreement and the Transaction Documents by the Company; and (b) authorization, sale, issuance and delivery of the Securities and the Common Shares contemplated hereby and the performance of the Company's obligations under this Agreement and the Transaction Documents has been taken. This Agreement and the Transaction Documents have been duly executed and delivered by the Company and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Securities and Common Shares, when issued and fully paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and sale of the Securities and Common Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

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

      2.4 No Conflict; Governmental Consents.

            (a) The execution and delivery by the Company of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby will not (i) result in the violation of any material law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, (ii) conflict with or violate any provision of the Company's Articles of Incorporation (the "Articles"), as amended, the Bylaws, or the Certificate of Designation of Preferences, Rights and Limitations of Series B Cumulative Convertible Preferred Stock (the "Series B COD") or the Certificate of Designation of Preferences, Rights and Limitations of Series C Cumulative Convertible Preferred Stock (the "Series C COD" and collectively, with the Articles, the Bylaws and the Series B COD, the "Charter Documents") of the Company, and (iii) will not conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with or without due notice or lapse of time or both) a default or give to others any rights of termination, amendment, acceleration or cancellation (with or without due notice, lapse of time or both) under any agreement, credit facility, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.

            (b) No approval by the holders of Common Stock, or other equity securities of the Company is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or the Transaction Documents or in connection with the authorization, issue and sale of the Securities,

            (c) No consent, approval, authorization or other order of any governmental authority is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or the Transaction Documents or in connection with the authorization, issue and sale of the Securities, except such filings as may be required to be made with the SEC, NASD, NASDAQ and with any state or foreign blue sky or securities regulatory authority.

      2.5 Consents of Third Parties. No vote, approval or consent of any holder of capital stock of the Company or any other third parties is required or necessary to be obtained by the Company in connection with the authorization, execution and deliver of this Agreement or the Transaction Documents or in connection with the consummation of the transactions contemplated by this Agreement and/or the Transaction Documents.

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

      2.6 Licenses. Except as otherwise set forth in the SEC Reports (as defined below), the Company has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or ownership of properties and is in all material respects in compliance therewith.

      2.7 Litigation. Except as set forth in the SEC Reports, the Company knows of no pending or threatened legal or governmental proceedings against the Company which could materially adversely affect the business, property, financial condition or operations of the Company or which materially and adversely questions the validity of this Agreement or any agreements related to the transactions contemplated hereby or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could materially adversely affect the business, property, financial condition or operations of the Company. There is no action, suit, proceeding or investigation by the Company currently pending in any court or before any arbitrator or that the Company intends to initiate.

      2.8 Disclosure. The information set forth in the Offering Materials as of the date hereof contains no untrue statement of a material fact nor omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      2.9 Investment Company. The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

      2.10 Brokers. Except as set forth on Schedule 2.10, neither the Company nor any of the Company's officers, directors, employees or stockholders has employed or engaged any broker or finder in connection with the transactions contemplated by this Agreement and no fee or other compensation is or will be due and owing to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Agreement. The Company is not party to any agreement, arrangement or understanding whereby any person has an exclusive right to raise funds and/or place or purchase any debt or equity securities for or on behalf of the Company.

      2.11 Intellectual Property; Employees.

            (a) To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. Except as disclosed in the Memorandum, there are no material outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any material options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any written communications alleging that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

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

            (b) Except as disclosed in the SEC Reports, the Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently conducted.

            (c) Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated.

            (d) To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any written notice alleging that any such violation has occurred. Except as described in the Memorandum, no employee of the Company has been granted the right to continued employment by the Company or to any compensation following termination of employment with the Company except for any of the same which would not have a material adverse effect on the business of the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

      2.12 Title to Properties and Assets; Liens, Etc. Except as described in the SEC Reports, the Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Company's financial statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent; (b) liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company; and (c) those that have otherwise arisen in the ordinary course of business. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

      2.13 Obligations to Related Parties. Except (i) as described in the SEC Reports, and (ii) the lease for our office premises as set forth on Schedule
2.12 and the M&A agreement entered with Duncan Capital, which is owned by Michael Crow, a shareholder of the Company, there are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary or other compensation for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as may be disclosed in the Memorandum, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

      2.14 Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

      2.15 SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and Securities Exchange Act of 1934 (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement (if any), the "Disclosure Materials") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

      2.16 Press Releases. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

      2.17 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse effect,
(ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to generally accepted accounting principles or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information.

      2.18 Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

      2.19 Compliance. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a material adverse effect.

      2.20 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries' existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company's and such Subsidiaries' respective lines of business.

      2.21 Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures in accordance with Item 307 of Regulation S-B under the Exchange Act for the Company's most recently ended fiscal quarter or fiscal year-end (such date, the "Evaluation Date"). The Company presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308(c) of Regulation S-B under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

      2.22 Solvency. Based on the financial condition of the Company as of the Initial Closing (and assuming that the Initial Closing shall have occurred), (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

      2.23 Certain Registration Matters. Assuming the accuracy of the Subscribers' representations and warranties, no registration under the Securities Act is required for the offer and sale of the Securities and/or the issuance of the Common Shares by the Company to the Subscribers under the Agreement. The Company is eligible to register the resale of its Common Shares under Form SB-2 promulgated under the Securities Act.

      2.24 Listing and Maintenance Requirements. Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from any trading market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the trading market on which the Common Stock is currently listed or quoted. The issuance and sale of the Securities and/or the issuance of the Common Shares under the Agreement does not contravene the rules and regulations of the trading market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Subscribers the Securities contemplated by this Agreement.

      2.25 No General Solicitation. None of the Company, its Subsidiaries, any of their affiliates, and any person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

      2.26 No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

      2.27 Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Charter Documents or the laws of its state of incorporation that is or could become applicable to the Subscribers as a result of the Subscribers and the Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the Company's issuance of the Securities and the Subscribers' ownership of the Securities.

      2.28 No Additional Agreements. The Company does not have any agreement or understanding with any Subscribers with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

III.  TERMS OF SUBSCRIPTION

      3.1 All funds shall be submitted directly to the Company's account identified in Section 1.1 hereof.

      3.2 Certificates representing the Series D Preferred Stock purchased by the Subscriber pursuant to this Agreement will be prepared for delivery to the Subscriber within 10 business days following the Closing at which such purchase takes place. The Subscriber hereby authorizes and directs the Company to deliver the certificates representing the Series D Preferred Stock purchased by the Subscriber pursuant to this Agreement directly to the Subscriber's residential or business address indicated on the signature page hereto.

IV.   CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBERS

      4.1 The Subscriber's obligation to purchase the Securities at the Closing at which such purchase is to be consummated is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions may be waived at the option of each Subscriber to the extent permitted by law:

            (a) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed or complied with in all material respects.

            (b) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

            (c) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Securities (except as otherwise provided in this Agreement).

            (d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a material adverse effect.

            (e) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a trading market.

            (f) Series D Designation. The Certificate of Designation of the Preferences, Rights and Limitations for the Series D Preferred shall have been accepted for filing by the Secretary of State of Florida and a certified copy thereof shall have been delivered to the Subscribers.

            (g) Blue Sky. The Company shall have completed qualification for registration of the Securities and the Common Shares under applicable Blue Sky laws.

            (j) Legal Opinion. Counsel to the Company shall issue a legal opinion to the Subscribers in a form acceptable to the Subscribers.

V.    REGISTRATION RIGHTS

      5.1 Definitions. As used in this Agreement, the following terms shall have the following meanings.

            (a) The term "Holder" shall mean any person owning or having the right to acquire Registrable Securities or any permitted transferee of a Holder.

            (b) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or order of effectiveness of such registration statement or document.

            (c) The term "Registrable Securities" shall mean the Conversion Shares issuable upon conversion of the Preferred Stock, the Common Stock issued or issuable in payment of quarterly dividends on the Series D Preferred Stock, the Warrant Shares issuable upon exercise of the Warrants, and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any conversion price adjustment with respect to the Series D Preferred Stock, or exercise price adjustment with respect to the Warrants; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC; (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by a Holder or a permitted transferee of a Holder pursuant to Section 5.11 hereof; and (D) may not be disposed of under Rule 144(k) under the Securities Act without restriction.

      5.2 Mandatory Registration.

      The Company shall prepare, and, within sixty (60) days following the Initial Closing of this Offering (the "Filing Date"), will file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement as is then available to effect a registration of the Registrable Securities) covering the resale of the Registrable Securities. The Company will use its best efforts to have such registration statement declared effective within 180 days (the "Effective Date") of the Initial Closing of this Offering.

      5.3 Piggyback Registration.

            (a) The Company agrees that if, at any time, and from time to time, after the Closing, the Board of Directors of the Company (the "Board") shall authorize the filing of a registration statement under the Securities Act (other than a registration statement on Form S-8, Form S-4 or any other form that does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its stockholders, the Company shall: (A) promptly notify each Holder that such registration statement will be filed and that the Registrable Securities then held by such Holder will be included in such registration statement; (B) cause such registration statement to cover all of such Registrable Securities issued to such Holder; (C) use best efforts to cause such registration statement to become effective as soon as practicable; and (D) take all other reasonable action necessary under any federal or state law or regulation of any governmental authority to permit all such Registrable Securities that have been issued to such Holder to be sold or otherwise disposed of, and will maintain such compliance with each such federal and state law and regulation of any governmental authority for the period necessary for such Holder to promptly effect the proposed sale or other disposition.

            (b) Notwithstanding any other provision of this Section 5.3, the Company may at any time, abandon or delay any registration commenced by the Company. In the event of such an abandonment by the Company, the Company shall not be required to continue registration of shares requested by the Holder for inclusion, the Holder shall retain the right to request inclusion of shares as set forth above and the withdrawn registration shall not be deemed to be a registration request for the purposes of Section 5.3(c) below.

            (c) Each Holder shall have the right to request inclusion of any of its Registrable Securities in a registration statement as described in this
Section 5.3, up to three times.

      5.4 Registration Procedures. Whenever required under this Article V to include Registrable Securities in a Company registration statement, the Company shall, as expeditiously as reasonably possible:

            (a) Use best efforts to (i) cause such registration statement to become effective, and (ii) cause such registration statement to remain effective until the earliest to occur of (A) such date as the sellers of Registrable Securities (the "Selling Holders") have completed the distribution described in the registration statement and (B) such time that all of such Registrable Securities are no longer, by reason of Rule 144(k) under the Securities Act, required to be registered for the sale thereof by such Selling Holders. The Company will also use its best efforts to, during the period that such registration statement is required to be maintained hereunder, file such post-effective amendments and supplements thereto as may be required by the Securities Act and the rules and regulations thereunder or otherwise to ensure that the registration statement does not contain any untrue statement of material fact or omit to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading; provided, however, that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permits, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or
(ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the Company may incorporate by reference information required to be included in (i) and (ii) above to the extent such information is contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            (c) Make available for inspection upon reasonable notice during the Company's regular business hours by each Selling Holder, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such Selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Selling Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

            (d) Furnish to the Selling Holders such numbers of copies of a final prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (e) Use best efforts to register and qualify the securities covered by such registration statement under such other federal or state securities laws of such jurisdictions as shall be reasonably requested by the Selling Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

            (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Selling Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (g) Notify each Selling Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within one (1) business day of receipt, (i) when the registration statement or any post-effective amendment and supplement thereto has become effective; (ii) of the issuance by the SEC of any stop order or the initiation of proceedings for that purpose (in which event the Company shall make every effort to obtain the withdrawal of any order suspending effectiveness of the registration statement at the earliest possible time or prevent the entry thereof); (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iv) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (h) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or quotation service on which similar securities issued by the Company are then listed or quoted or, if no such similar securities are listed or quoted on a securities exchange or quotation service, apply for qualification and use best efforts to qualify such Registrable Securities for inclusion on the New York Stock Exchange, American Stock Exchange or listing on a quotation system of the National Association of Securities Dealers, Inc.

            (i) Cooperate with the Selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold, which certificates will not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least five business days prior to any sale of the Registrable Securities to the underwriters.

            (j) In connection with an underwritten offering, cause the officers of the Company to provide reasonable assistance in the preparation of, any "road show" presentation to potential investors as the managing underwriter may determine.

            (k) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 50 calendar days after the end of any 3-month period (or 105 calendar days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, and
(ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a registration statement, which statements shall cover said period.

            (l) If the offering is underwritten and at the request of any Selling Holder, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) opinions dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and the transfer agent for the Registrable Securities so delivered, respectively, to the effect that such registration statement has become effective under the Securities Act and such Registrable Securities are freely tradable, and covering such other matters as are customarily covered in opinions of issuer's counsel delivered to underwriters and transfer agents in underwritten public offerings and (ii) a letter dated such date from the independent public accountants who have certified the financial statements of the Company included in the registration statement or the prospectus, covering such matters as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings.

      5.5 Furnish Information. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Article V with respect to the Registrable Securities of any Selling Holder that such Selling Holder shall furnish to the Company such information regarding the Selling Holder, the Registrable Securities held by the Selling Holder, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Selling Holder's Registrable Securities.

      5.6 Registration Expenses. The Company shall bear and pay all Registration Expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to registrations pursuant to Section V for each Selling Holder, but excluding underwriting discounts and commissions relating to Registrable Securities and excluding any professional fees or costs of accounting, financial or legal advisors to any of the Selling Holders.

      5.7 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 5.3 to include any of the Holders' Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), provided, however,that if the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering, provided, however, that any reduction in the securities to be included in such registration statement pursuant to the foregoing shall be apportioned among all of the securities proposed to be included in such registration statement, including, but not limited to, securities sold by the Company and Registrable Securities (based upon the number of Registrable Securities requested to be registered by each such Holder) on a pro rata basis. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder who is a holder of Registrable Securities and is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

      5.8 Delay of  Registration.  No Holder  shall  have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article.

      5.9 Indemnification. In the event that any Registrable Securities are included in a registration statement under this Article V:

            (a) To the extent  permitted by law, the Company will  indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

            (b) To the extent permitted by law, each Selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; and each such Selling Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that any Holder's liability pursuant to this Section 5.9 shall be limited to the amount of the net proceeds received by such Holder from the sale of the Registrable Securities sold by it, and further provided that the indemnity agreement contained in this Section 5.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

            (c)  Promptly  after  receipt  by an  indemnified  party  under this
Section 5.9 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.9.

            (d) If the indemnification provided for in this Section 5.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

            (f) The  obligations  of the Company and Holders  under this Section
5.9 shall survive the completion of the Offering.

      5.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or other applicable form), the Company agrees to:

            (a) file with the SEC all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (b) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

      5.11 Permitted Transferees. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Article V may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities if: (a) such Holder gives prior written notice to the Company; (b) such transferee agrees to comply with the terms and provisions of this Agreement; (c) such transfer is otherwise in compliance with this Agreement; and (d) such transfer is otherwise effected in accordance with applicable securities laws.

      5.12 Termination of Registration Rights The obligation of the Company to include a Holder's Registrable Securities in any registration pursuant to
Section V shall terminate if all shares of Registrable Securities held by such Holder can immediately be sold under Rule 144(k).

VI.   COVENANTS OF THE COMPANY

      6.1 Integration. The Company shall not, and shall ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities
Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Subscribers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market in a manner that would require stockholder approval of the sale of the securities to the Subscribers.

      6.2 Listing of Securities. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other trading market, it will include in such application the Registrable Securities, and will take such other action as is necessary or desirable to cause the Registrable Securities to be listed on such other trading market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a trading market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the trading market.

      6.3 Reservation of Shares. The Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its conversion and exercise obligations under the Securities. If on any date the Company would be, if notice of conversion or exercise were to be delivered on such date, precluded from issuing the number of shares of Common Stock, as the case may be, issuable upon conversion in full of the Series D Preferred Stock or exercise of the Warrants (in each case, without regard to any conversion or exercise caps or other limitation thereunder), due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly prepare and mail to the stockholders of the Company proxy materials or other applicable materials requesting authorization to amend the Company's Articles or other organizational document to increase the number of shares of Common Stock which the Company is authorized to issue so as to provide enough shares for issuance of the shares of Common Stock issuable upon conversion or exercise of the Securities. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval (including the hiring of a nationally recognized proxy solicitor firm) to carry out such resolutions (and hold a special meeting of the stockholders as soon as practicable, but in any event not later than the 60th day after delivery of the proxy or other applicable materials relating to such meeting) and (c) within five business days of obtaining such stockholder authorization, file an appropriate amendment to the Company's Articles or other organizational document to evidence such increase.

      6.4 Conversion Procedures. The form of Notice of Conversion included in the Certificate of Designation of Preferences, Rights and Limitations of the Shares (the "Certificate of Designation") sets forth the totality of the procedures required by the Subscribers in order to convert the Shares. The Company shall honor conversions of Shares and shall deliver Common Stock in accordance with the terms, conditions and time periods set forth in this Agreement and the Certificate of Designation.

      6.5 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement, whenever any Subscriber exercises a right, election, demand or option under this Agreement and the Company does not timely perform its related obligations within the periods therein provided, then such Subscriber may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

      6.6 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

      6.7 Right of First Refusal. Until the shares of Series D Preferred Stock are no longer outstanding, except in connection with the issuance of securities associated with (i) the issuance to employees under the Company's option plan;
(ii) issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the Company's Board of Directors; (iii) issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board of Directors; or
(iv) warrants issued in connection with a secured finance loan. ("Excepted Issuances"), the Holders of the Series D Preferred Stock shall have a pro-rata right to participate in subsequent issuances by the Company of debt, equity or other securities (the "Right of First Refusal"). The Company shall give Holders of Series D Preferred Stock not less than ten (10) business days prior written notice of any proposed sale by the Company of its Common Stock or other securities or debt obligations. The Holders of the Series D Preferred Stock who exercise their rights pursuant to this Right of First Refusal shall have the right during the ten (10) business days following receipt of the notice to purchase such offered equity, debt or other securities in accordance with the terms and conditions set forth in the notice of sale in the same proportion to each other as their percentage of the Series D Preferred Stock outstanding at that time. In the event such terms and conditions are modified during the notice period, the Company shall give Holders prompt notice of such modification and shall have the right during the ten (10) business days following the notice of modification to exercise such right. If a Holder elects to not participate in such financing, then the remaining holders shall have the right to participate in that holders position on a pro rata basis. An election by a Holder not to exercise its Right of First Refusal with respect to a security issuance shall not effect the Holder's Right of First Refusal with respect to any other security issuance.

      6.8 Limited Transactions. The Company will not, without the approval of the Holders of the Series D Preferred Stock representing two-thirds of the then outstanding Series D Preferred Stock: (i) fail to maintain a majority of the Board of Directors as independent directors, which such failure has not been cured for a period of 30 days; (ii) obtain more than $20,000,000 of Senior Debt (defined below) unless the Company has achieved during any quarter subsequent to the final Closing, EBITDA (excluding stock compensation) of $1,500,000 as reported in its SEC Reports; (iii) default on debt in excess of $100,000 which such default in not cured in 30 days of notice of such default; (iv) alter the terms of the Series D Preferred Stock; (v) issue securities that are senior to or pari passu with the rights and preferences of the Series D Preferred Stock;
(vi) pay dividends on the shares of Common Stock; (vii) repurchase its shares of Common Stock; (viii) change the Company's business; (ix) incur or permit any new liens on assets; (x) merge or sell the Company or its assets; (xi) amend the Company's Articles or Bylaws; or fail to obtain the effectiveness of a registration statement registering the Registrable Securities within 240 days from the final Closing. In the event that any of the aforementioned occurred, then the holders of the then outstanding Series D Cumulative Convertible Preferred Stock shall automatically have the right to appoint directors to the Board of Directors representing a majority of the Board of Directors. For purposes of this Section 6.8, Senior Debt shall mean all secured lender debt of the Company other than payment in kind interest added to the Company's debt outstanding at the Closing and debt issued to parties in connection with the acquisition of such parties' assets by the Company or merger of such parties business into the Company or a subsidiary of the Company.

      6.9 Issuance of Additional Convertible Securities. Until such time as there are no shares of the Series D Preferred Stock outstanding, and subject to
Section 6.8 above, the Company shall not issue any additional securities convertible into Common Stock (including, but not limited to, debt or shares of preferred stock) in addition to the convertible securities that are outstanding as of the date hereof without the written consent of the investors holding a majority of the then outstanding shares of Series D Preferred Stock.

      6.10 Other Debt. Until such time as there are no shares of the Series D Preferred Stock outstanding, and subject to Section 6.8 above, the Company shall not incur any additional debt other than debt outstanding as of the date hereof, without the prior written consent of the Holders of a majority in interest of the Series D Preferred Stock then outstanding except debt issued to parties in connection with the acquisition of such parties' assets by the Company or merger of such parties business into the Company or a subsidiary of the Company.


      6.11 Most Favored Nations. During the period commencing on the date of the Initial Closing date through the six (6) month anniversary of the Initial Closing date, except in connection with an Excepted Issuance, in the event that the Company issues Common Stock or securities convertible into or exercisable for shares of Common Stock to any party on terms more favorable than those granted to the Holders of the Series D Preferred Stock, including, but not limited to the granting of dividend rights, liquidation preference rights or registration rights, the Company will grant such rights to the Holders of the Series D Preferred Stock and will enter into any amendments to confer such rights.

      6.12 Access. The Holders of the Series D Preferred Stock will be granted access to the Company facilities and personnel during normal working hours and with reasonable advance written notice. Upon filing its quarterly and annual reports with the Securities and Exchange Commission, the Company shall deliver such reports to the holders of the Series D Preferred Stock.

      6.13 Key Man Life Insurance. The Company shall obtain and maintain at all times that any shares of Series D Preferred Stock remain outstanding, key man life insurance policies on the senior executives and key employees identified by the Holders in such amounts as requested by the Holders.

      6.14 Dividends. Until such time as there are no shares of Series D Preferred Stock outstanding, the Company shall pay all dividends on the Series D Preferred Stock, in cash or in Common Stock as determined by the Company and shall pay any and all other dividends due and payable on any series of preferred stock issued prior to the Series D Preferred Stock having preference over the Series D Preferred Stock so that any payment of dividends on the Series D Preferred Stock shall not violate the provisions of any other series of preferred stock outstanding as of the Closing.

      6.15 Indemnification.

            (a)  The  Company   agrees  to  indemnify   and  hold  harmless  the
Subscriber, its affiliates and their respective officers, directors, employees, agents and controlling persons (collectively, the "Indemnified Parties") from and against , any and all loss, liability, damage or deficiency suffered or incurred by any Indemnified Party by reason of any misrepresentation or breach of warranty by the Company or nonfulfillment of any covenant or agreement to be performed or complied with by the Company under this Agreement, the Transaction Documents; and will promptly reimburse the Indemnified Parties for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any of the foregoing, or any action or proceeding arising therefrom (collectively, "Proceedings"), whether or not such Indemnified Party is a formal party to any such Proceeding.

            (b) If for any reason (other than a final non-appealable judgment finding any Indemnified Party liable for losses, claims, damages, liabilities or expenses for its gross negligence or willful misconduct) the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Advisor on the other, but also the relative fault by the Company and the Indemnified Party, as well as any relevant equitable considerations.

VII.  MISCELLANEOUS

      7.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed as follows:

      if to the Company, to it at:
      National Investment Managers Inc.
      420 Lexington Ave, Suite 2420
      New York, New York 10170
      Attn:  Leonard A. Neuhaus, CFO

      With a copy to (which shall not constitute notice):

      Sichenzia Ross Friedman Ference LLP
      1065 Avenue of the Americas
      New York, NY 10018
      Attn:  Gregory Sichenzia, Esq.

      if to the Subscriber, to the Subscriber's address indicated on the signature page of this Agreement.

Notices shall be deemed to have been given or delivered on the date of receipt.

      7.2 Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

      7.3 Subject to the provisions of Section 5.11, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

      7.4 Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Securities as herein provided, subject, however, to the right hereby reserved by the Company to enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

      7.5 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE'S PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE COURTS STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

      7.6 In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

      7.7 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

      7.8 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

      7.9 The Company agrees to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

      7.10 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

      7.11 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except for the holders of Registrable Securities.

      7.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Subscribers and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

      7.13 Independent Nature of Subscribers' Obligations and Rights. The obligations of each Subscriber under this Agreement are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under this Agreement. The decision of each Subscriber to purchase Securities pursuant to this Agreement has been made by such Subscriber independently of any other Subscriber. Nothing contained herein, and no action taken by any Subscriber pursuant thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein. Each Subscriber acknowledges that no other Subscriber has acted as agent for such Subscriber in connection with making its investment hereunder and that no Subscriber will be acting as agent of such Subscriber in connection with monitoring its investment in the Securities or enforcing its rights under this Agreement. Each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Subscribers has been provided with this same Agreement for the purpose of closing a transaction with multiple Subscribers and not because it was required or requested to do so by any Subscriber.

      7.14 Subsequent Registrations. Other than pursuant to the registration statement filed in connection with the transactions contemplated by this Agreement, prior to the date that such registration statement is declared effective by the SEC, the Company may not file any registration statement (other than on Form S-8) with the SEC with respect to any securities of the Company.



VIII. CONFIDENTIAL INVESTOR QUESTIONNAIRE

      8.1 The Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A___     The   undersigned   is  an  individual   (not  a  partnership,
                  corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

                  Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B___     The   undersigned   is  an  individual   (not  a  partnership,
                  corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C___     The  undersigned  is a director  or  executive  officer of the
                  Company which is issuing and selling the Securities.

Category D___     The  undersigned  is a bank;  a savings and loan  association;
                  insurance company;  registered investment company;  registered
                  business   development   company;   licensed   small  business
                  investment  company ("SBIC");  or employee benefit plan within the  meaning  of  Title 1 of  ERISA  and  (a)  the  investment decision is made by a plan  fiduciary  which is either a bank, savings and loan association,  insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000  or (c) is a self directed plan with  investment
                  decisions   made  solely  by  persons   that  are   accredited
                  investors. (describe entity)

                  --------------------------------------------------------------
                  --------------------------------------------------------------

Category E___     The undersigned is a private business  development  company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

                  --------------------------------------------------------------
                  --------------------------------------------------------------

Category F___     The   undersigned  is  either  a   corporation,   partnership,
                  Massachusetts  business  trust,  or  non-profit   organization
                  within  the  meaning  of  Section  501(c)(3)  of the  Internal
                  Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000. (describe entity)

                  --------------------------------------------------------------
                  --------------------------------------------------------------

Category G___     The  undersigned  is a trust  with  total  assets in excess of
                  $5,000,000,  not formed for the specific  purpose of acquiring
                  the   Securities,   where  the   purchase  is  directed  by  a
                  "sophisticated    investor"    as   defined   in    Regulation
                  506(b)(2)(ii) under the Act.


Category H___     The undersigned is an entity (other than a trust) in which all of the equity owners are "accredited investors" within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

                  --------------------------------------------------------------
                  --------------------------------------------------------------

Category I___     The undersigned is not within any of the categories  above and is therefore not an accredited investor.

                  The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

      8.2 SUITABILITY (please answer each question)

      (a) For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

      --------------------------------------------------------------------------
      --------------------------------------------------------------------------
      --------------------------------------------------------------------------

      (b) For an individual Subscriber, please describe any college or graduate degrees held by you:

      --------------------------------------------------------------------------
      --------------------------------------------------------------------------
      --------------------------------------------------------------------------

      (c) For all Subscribers, please list types of prior investments:

      --------------------------------------------------------------------------
      --------------------------------------------------------------------------
      --------------------------------------------------------------------------

      (d) For all Subscribers, please state whether you have participated in other private placements before:

                   YES_______                         NO_______

         (e) If your answer to question (d) above was "YES", please indicate frequency of such prior participation in private placements of:

                                                     Public or Private Companies
               Public            Private             with no, or insignificant,
               Companies         Companies           assets and operations

Frequently
               ---------------   ------------------  ---------------------------
Occasionally
               ---------------   ------------------  ---------------------------
Never
               ---------------   ------------------  ---------------------------

      (f) For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

                   YES_______                         NO_______

      (g) For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

                   YES_______                         NO_______

      (h) For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

                   YES_______                         NO_______

      (i) For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

                   YES_______                         NO_______

      (j) For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

                   YES_______                         NO_______

8.3      MANNER IN WHICH TITLE IS TO BE HELD.  (circle one)
         -----------------------------------

                   (a)      Individual Ownership
                   (b)      CommSharey Property
                   (c)      Joint Tenant with Right of
                            Survivorship (both parties
                            must sign)
                   (d)      Partnership*
                   (e)      Tenants in Common
                   (f)      Company*
                   (g)      Trust*
                   (h)      Other*

            *If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

      8.4 NASD AFFILIATION.

Are you affiliated or associated with an NASD member firm (please check one):

Yes _________              No __________

If Yes, please describe:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

*If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges  receipt of the notice required by
Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.


----------------------------------
Name of NASD Member Firm


By: ------------------------------
         Authorized Officer


Date:-----------------------------


      8.5 The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Article VII and such answers have been provided under the assumption that the Company will rely on them.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

NUMBER OF SHARES _________ X $10.00  = $_________ (the "Purchase Price")



---------------------------------            -----------------------------------
Signature                                    Signature (if purchasing jointly)


---------------------------------            -----------------------------------
Name Typed or Printed                        Name Typed or Printed


---------------------------------            -----------------------------------
Title (if Subscriber is an Entity)           Title (if Subscriber is an Entity)


---------------------------------            -----------------------------------
Entity Name (if applicable)                  Entity Name (if applicable


---------------------------------            -----------------------------------
Address                                      Address


---------------------------------            -----------------------------------
City, State and Zip Code                     City, State and Zip Code


---------------------------------            -----------------------------------
Telephone-Business                           Telephone-Business


---------------------------------            -----------------------------------
Telephone-Residence                          Telephone-Residence


---------------------------------            -----------------------------------
Facsimile-Business                           Facsimile-Business


---------------------------------            -----------------------------------
Facsimile-Residence                          Facsimile-Residence


Tax ID # or Social Security # Tax ID # or Social Security # Name in which securities should be issued:


Dated: ___________________, 2006


      This Subscription Agreement is agreed to and accepted as of _______, 2006.


                                   NATIONAL INVESTMENT MANAGERS INC.


                                   By:____________________________________
                                   Name:  Steven Ross
                                   Title:   Chief Executive Officer

                            CERTIFICATE OF SIGNATORY

                       (To be completed if Securities are
                       being subscribed for by an entity)


I,   ____________________________,   am  the   ____________________________   of
__________________________________________ (the "Entity").

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the shares of Series D Preferred Stock, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ________ day of _____________, 200_



                                            ------------------------------------
                                            (Signature)

Schedule 2.2 - Capitalization

Outstanding                                                          20,711,837
Reserved for issuance under the Series A Preferred Shares             3,620,000
Reserved for issuance under the Series B Preferred Shares             7,630,000
Reserved for issuance under the Series C Preferred Shares            10,600,008
Reserved for issuance pursuant to options/warrants                    7,946,348

Schedule 2.10 - Brokers

Westminster Securities Corporation

Schedule 2.12 - Leased Premises

We lease our office premises from Cohen Tauber Spievack & Wagner LLP in which Arthur Emil, a partner, is a director of the Company